Exhibit 10.1

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

$100,000	August 24, 2007

Duska Therapeutics, Inc. a Nevada Corporation whose address is Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004 (the “Company”), for value received, hereby promises to pay to ICON Capital Partners, L.P. or their permitted assignees (each, a “Holder” and together, the “Holders”), the principal amount of One Hundred Thousand Dollars ($100,000) in accordance with the terms hereof.

1. Maturity. Except to the extent converted into Conversion Units (as defined below) pursuant to Section 3 hereof, the principal amount of this Promissory Note (this “Note”) shall be due and payable on November 24, 2007 (the “Maturity Date”).

2. Payments. Except in the event the Holders elect to convert the principal amount hereof pursuant to Section 3 hereof into Conversion Units pursuant to Section 3 hereof, those amounts shall be paid on the Maturity Date. All payments of principal and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holders in U.S. dollars, by wire transfer, certified check or Company check. This Note may be prepaid by the Company, at any time, in whole or in part, from time to time, without penalty, at the principal amount hereunder. Payment of this Note shall not be secured by any of the Company’s assets.

3. Conversion. At the option of the Holders, upon the consummation of any equity or equity linked financing of the Company of at least $5,000,000 (the “Offering”), this Note shall be automatically converted into the units of common stock and warrants (the “Conversion Units”) being offered by the Company pursuant to the Offering (the “Exchange”). The number of Conversion Units to be issued upon conversion shall equal the principal being converted divided by the price per Conversion Unit in the Offering. The common stock and warrants comprising the Conversion Units shall have the same terms as those offered in the Offering. By electing to convert all or a portion of the principal balance of this Note into Conversion Units, each Holder shall be deemed to have irrevocably subscribed for Conversion Units. At any time prior to the Exchange, the principal amount of this Note can be fully converted into shares of the Company’s common stock, $.001 par value per share, by dividing the principal amount under the Note by $0.40, subject to adjustments as provided herein.

4. Warrant Coverage. Each Holder will receive, in the form attached hereto as Exhibit A, a warrant to purchase (the “Warrant”), in accordance with such Holder’s pro rata share, fully paid and nonassessable shares of common stock of the Company at a price equal to $0.40 (the “Exercise Price”) if exercised before August 24, 2012.

5. Registration Rights. In the event that the Company has not repaid this Note by the Maturity Date, the Company shall prepare promptly and file with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in no event later than the thirtieth (30th) day following the Maturity Date (the “Filing Date”), a Registration Statement (the “Registration Statement”) on Form SB-2 (or, if Form SB-2 is not then available, on such form of Registration Statement as is then available) to effect a registration of all of the securities underlying the Warrants. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to this Section to become effective as soon as practicable, but in no event later than the ninetieth (90th) day (or 120 days if such Registration Statement is reviewed by the SEC) following the Filing Date (the “Registration Deadline”). If the Registration Statement has not been declared effective by the Registration Deadline, the Company shall pay to the Holders an amount equal to 1.5% of the amount outstanding hereunder for each 30 day period beyond the Registration Deadline, provided that no more than $20,000 in such fees shall be payable .

6. Right of First Refusal. At any time while this Note remains outstanding, but in no event later than the date that is six months after the date hereof, subject to the terms and conditions specified in this Section 7, the Holders shall have a right to participate with respect to the issuance or possible issuance of any equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Holder in accordance with the following provisions:

(1) At least 10 days prior to the issuance of any Additional Securities, the Company shall deliver a notice (the “Issuance Notice”) to each Holder stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

(2) By written notification received by the Company, within 10 business days after giving of the Issuance Notice, each Holder may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such Holder’s Pro Rata Amount (as defined below). The “Pro Rata Amount” for such Holder shall equal that portion of the Additional Securities that the Company proposes to offer which equals the proportion that the number of shares of common stock that such Holder owns or has the right to acquire bears to the total number of shares of common stock then outstanding (assuming in each case the full conversion, exercise or exchange of all Convertible Securities and Purchase Rights then outstanding).

7. Covenants of the Company.

(a) The Company shall not, without the prior written consent of a majority in interest of the Holders (such consent not to be unreasonably withheld), incur or suffer to exist any new indebtedness for borrowed money that ranks senior to this Note.

(b) The Company shall not, without the prior approval of the Holders, create any sub-committee of the Board of Directors that is permitted to take action on behalf of the Company without the prior authorization and approval of the Board of Directors.

(c) Within 4 days following the execution of and delivery of this Note, the Company shall file with the Securities and Exchange Commission a statement on form 8-K (including the transaction documents of this financing as exhibits thereto) disclosing the details of this transaction.

8. Board Representation. Upon the execution and delivery of this Note, ICON Capital Partners, L.P. shall have the right to appoint and maintain one member of the Board of Directors of the Company, which appointee shall be subject to the approval of the Board of Directors.

9. Events of Default. The occurrence of any of the following event shall be an Event of Default under this Note:

(a) the nonpayment of any principal, or other amount due under this Note within ten business days of the date such payment is due;

(b) the filing by or against the Company of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, or similar proceeding (and, in the case of any such proceeding instituted against the Company, such proceeding is not dismissed or stayed within 90 days of the commencement thereof); or

(c) the appointment of (or taking possession by) a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Company or any assignment by the Company for the benefit of creditors, or any levy, garnishment, attachment, or similar proceeding is instituted against any material property of the Company.

10. Change of Control. Upon a Change of Control of the Company, the Holders shall have the right to cause the Company to repurchase this Note, at the election of the Company, in cash or shares of common stock of the Company, at an amount equal to 150% of the outstanding principal. For purposes hereof, a “Change of Control” shall be deemed to occur if any person or any corporation, partnership or trust, limited liability company or other entity controlled by or established for the benefit of such persons) acquires or enters into a binding agreement to acquire, directly or indirectly, more than 50% of the total voting power of all equity interests of the Company, other than the Offering.

11. Adjustment of Exercise Price and Number of Conversion Units. The number and kind of securities purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Subsequent Equity Sales. If the Company at any time while this Note is outstanding, shall issue or enter into any agreement or understanding to issue shares of its common stock entitling any Person to acquire shares of common stock, at a price per share less than the Exercise Price (if the holder of the common stock so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of common stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall automatically be reduced to such lower price. Such adjustment shall be made whenever such common stock is issued (or deemed to be issued). The Company shall notify the Holders in writing, no later than the trading day following the issuance of any common stock subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price and other pricing terms, but failure to provide such notice will not delay or affect the reduction of the Exercise Price. If, while this Note is outstanding, the Company enters into any understanding or agreement to issue or sell securities, then notwithstanding the fact that such actual issuance of common stock occurs after the term of the Note, such issuance will be treated as if it had occurred prior to the expiration of the Note term.

(b) Adjustment of Number of Conversion Units. Upon each adjustment of the Exercise Price as provided in this Section 11, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Conversion Units obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Conversion Units purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c) Payment of Exercise Price. The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America; (ii) by surrendering to the Company the right to purchase a number of Conversion Units equal to the product obtained by multiplying the number of Conversion Units to be purchased (including the Conversion Units to be so surrendered) by a fraction, the numerator of which is the Exercise Price and the denominator of which is the Market Price of the common stock on the date of exercise of the Warrant, or (iii) in any combination of (i) or (ii). “Market Price,” as of any date, (i) means the volume weighted average sale price for the shares of common stock as reported on the New York Stock Exchange for the 5 trading days immediately preceding such date, or (ii) if the New York Stock Exchange is not the principal trading market for the shares of common stock, the volume weighted average sale prices on the principal trading market for the common stock for the 5 trading days immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holders.

(d) Notwithstanding the foregoing, no adjustment will be made under this Section 11 in respect of issuances by the Company of any equity and equity linked securities in connection with: (1) employee/consultant stock or option plans approved by the Board of Directors of the Company, (2) the exercise, exchange, adjustment or redemption of this Note or (3) the Offering.

12. Expenses. The Company agrees to pay all reasonable expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holders in relation to due diligence and the preparation of this Note and other investment documentation.

13. Miscellaneous.

(a) Notices. Any notice required or permitted to be sent hereunder shall be delivered personally or mailed, registered or certified mail, return receipt requested, or delivered by overnight courier service, or by facsimile, to the intended recipient’s address set forth below or to such other address as the intended recipient designates by written notice to the other party, and shall be deemed to have been given upon delivery or transmission, if delivered personally or by facsimile, five days after mailing, if mailed, or one day after delivery to the courier, if delivered by overnight courier service.

If to the Company, to it at: Two Bala Plaza Suite 300 Bala Cynwyd, Pennsylvania 19004 Attention: Amir Pelleg, Ph.D.	With a copy to: Drinker Biddle & Reath LLP One Logan Square, 18th and Cherry Streets Philadelphia, PA 19103 Fax: (215) 988-2757 Attention: Stephen T. Burdumy, Esq.

If to the Holder, to it at:	With a copy to:

(b) Severability. The provisions of this Note are severable. The invalidity, in whole or in part, of any provision of this Note shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The Company and the Holder further agree to replace such void or unenforceable provisions of this Note with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

(c) Modification; No Waivers. This Note may not be modified or amended unless such modification or amendment is in writing and is signed by the Company and a majority in interest of the Holders. No extension or waiver of any nature shall be deemed to be effective unless in writing and signed by a majority in interest of the Holders. No extension or waiver, in any one or more instances, shall be deemed to be or construed as a further or continued extension or waiver of any condition or breach of any term, condition or covenant contained in this Note.

(d) Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws principles of any jurisdiction. Jurisdiction for the adjudication of any claim or dispute arising out of this Note shall be proper only in the state or federal courts of the Commonwealth of Pennsylvania, and the Company hereby consents to such jurisdiction and agrees that it shall not be inconvenient and not subject to review by any court other than such courts in the Commonwealth of Pennsylvania.

(e) Waiver of Jury Trial. THE COMPANY, AND BY ACCEPTANCE OF THIS NOTE, EACH HOLDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS NOTE.

(f) Successor and Assigns. This Note shall be binding upon the Company and the Company’s successors and assigns and shall inure to the benefit of and be enforceable by each person who shall be the holder of this Note from time to time and each such person’s successors and assigns. The Company shall have no right to sell, transfer, assign or otherwise dispose of this Note, without the prior written consent of the Holders.

(g) Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Note, the Company will issue, in lieu thereof, a new Note of like tenor

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IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

HOLDER:		COMPANY:

ICON Capital Partners, L.P. 1050 Crown Pointe Parkway Suite 200 Atlanta, GA 30338		Duska Therapeutics, Inc.

By:	/s/ Adam Cabibi	By:	/s/ Amir Pelleg, Ph.D.
Name:	Adam Cabibi	Name:	Amir Pelleg
Title:	General Partner	Title:	President

Exhibit A